Exhibit 99.1
Elicio Therapeutics Announces First Patient Dosed in Phase 1/2 Study of Lymph Node-Targeted Investigational Therapeutic Vaccine ELI-002 7P (AMPLIFY-7P) in KRAS/NRAS Mutated Solid Tumors
a.The 7-peptide formulation of ELI-002 is designed to stimulate an immune response against seven KRAS mutations that drive 25% of all solid tumors, potentially defeating resistance mechanisms
b.Study includes a safety run-in to bridge ongoing 2-peptide formulation to the 7-peptide formulation of ELI-002 before initiating the Phase 1b part of the trial in multiple tumor types
BOSTON, April 27, 2023 – Elicio Therapeutics, a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases, today announced the first patient has been dosed in the Phase 1/2 study of ELI-002 7P (AMPLIFY-7P) in KRAS/NRAS mutated solid tumors at Northwell Health Cancer Institute and the Feinstein Institutes for Medical Research, New York.
ELI-002 7P is an investigational therapeutic cancer vaccine that was created with Elicio’s proprietary lymph node-targeting Amphiphile (AMP) technology to treat cancers driven by seven common mutations in KRAS representing 25% of all solid tumors. Most other KRAS-targeted therapeutics in development — particularly small molecule KRAS inhibitors — target fewer mutations, potentially limiting the number of patients that can be treated.
Interim data from the AMPLIFY-201 study evaluating the 2-peptide formulation of ELI-002 in mKRAS pancreatic and colorectal cancer patients including the effects of dose on proof-of-concept safety, antitumor biomarkers, relapse-free survival, and immune mechanism of action endpoints is anticipated to be presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in June 2023.
“This key milestone highlights our expansion to more of the patient population with common KRAS and NRAS mutations who could potentially benefit from smart vaccines that engage the lymph node, the ‘brain center’ of the immune response,” said Christopher Haqq, M.D., Ph.D., Elicio’s Executive Vice President, Head of Research and Development, and Chief Medical Officer. “Our clinical experience with AMP vaccines will be important to rapidly advance the development of broad-spectrum ELI-002 7P, targeting seven mutations G12D, G12V, G12R, G12C, G12S, G12A and G13D in patients with high relapse risk, KRAS-driven, cancers who have minimal residual disease following surgery and chemotherapy.”
Robert Connelly, Elicio’s Chief Executive Officer, added, “The dosing of the first patient in AMPLIFY-7P, our second ongoing clinical trial, is a testament to the dedication of our team and study collaborators in exploring the potential of ELI-002 as a universal, all-stage immunotherapeutic for treating and preventing mKRAS-driven tumors. We believe there is a path for its use as a monotherapy and a combination therapy in different clinical settings, so we intend to move quickly, conducting a safety run-in bridging from the 2-peptide to the 7-peptide formulations before initiating the Phase 1b and randomized Phase 2 studies, which we hope will inform our plans for a combination trial and provide supporting evidence for expedited development pathways with regulatory agencies.”
The current standard of care for patients who remain positive for a biomarker following surgery and initial treatment is observation to monitor for relapse, which has a near certain probability of occurring. In pancreatic ductal adenocarcinoma (PDAC) patients who have positive circulating tumor DNA (ctDNA) post-surgery, relapse occurs in 80%–85% of cases despite ‘curative’ resection with a median time of 9.9 months to recurrence. In colorectal cancer (CRC) patients who have positive ctDNA post-surgery, radiologic recurrence was detected in approximately 79% of cases with a Kaplan Meier estimate of 0% survival at 3 years. These relapse and recurrence rates highlight the great unmet need for novel therapies in this window of opportunity where patients are being monitored for progression by CT scans and standard therapies have already been completed.
About AMPLIFY-7P
AMPLIFY-7P (NCT05726864) is a Phase 1/2 study to assess the efficacy of ELI-002 7P a therapeutic cancer vaccine containing seven KRAS and NRAS peptide-based antigens (G12D, G12R,

G12V, G12A, G12C, G12S, G13D). This study builds on existing data obtained from the ongoing AMPLIFY-201 trial. In Phase 1a the recommended Phase 2 dose of the immune stimulatory oligonucleotide (Amph-CpG-7909) will be evaluated in combination with two different dose levels of the seven-peptide formulation. Completion of Phase 1a will inform the recommended dose for Phase 1b and Phase 2 for ELI-002 7P. Phase 1b will feature three dose expansion cohorts and will evaluate preliminary evidence of biomarker response. The Phase 2 portion of the study will enroll additional patients and will be randomized 2:1 (ELI-002 7P vs observation) to further evaluate anti-tumor activity and will seek to determine whether ELI-002 7P improves relapse-free survival. Subjects randomized to the observation group will receive the same safety and efficacy evaluations and will also be able to elect to cross-over to ELI-002 7P treatment if disease progression is confirmed.
About Elicio Therapeutics
Elicio Therapeutics is a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases. By combining expertise in immunology and immunotherapy, Elicio is engineering investigational Amphiphile (AMP) immunotherapies intended to precisely target and fully engage the lymph nodes, the site in our bodies where the immune response is orchestrated. Elicio is engineering lymph node-targeted AMPlifiers, immunomodulators, adjuvants, and vaccines for an array of aggressive cancers and infectious diseases.
Elicio began dosing subjects in AMPLIFY-201, its Phase 1 clinical trial in solid tumor subjects for its lead AMP vaccine, ELI-002 2P, targeting KRAS-driven cancers, in October 2021. The AMP platform emerged from the laboratories of Darrell Irvine, Howard Hughes Investigator and Professor of Biomedical Engineering in the Koch Institute of Integrative Cancer Research at MIT.
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Media Contact Gloria Gasaatura LifeSci Communications ggasaatura@lifescicomms.com